Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	November 21, 2022

Jacobs Reports Fiscal Fourth Quarter and Fiscal Year 2022 Earnings
Double-Digit Fourth Quarter Operating Profit and EPS Year-Over-Year Growth
Robust Q4 Cash Flow From Operations Generation With Over 100% Cash Conversion
PA Consulting-led Team Selected by UK Ministry of Defence to Deliver Software Defined Defense Solutions
Robust Backlog and Pipeline Driven by Global Climate Response, Infrastructure, Supply Chain Modernization and National Security
DALLAS - Jacobs Solutions Inc. (NYSE: J) today announced its financial results for the fiscal fourth quarter and fiscal year ended September 30, 2022.
Q4 2022 Financial Highlights:
•Revenue of $3.9 billion grew 8.2% year-over-year; net revenue1 up 11% in constant currency1
•Net earnings of $225 million and EPS from continuing operations of $1.75
•Adjusted EPS1 from continuing operations of $1.80, up 14% year-over-year and 18% in constant currency
•Adjusted EBITDA1 of $350 million, up 13% year-over-year and up 17% in constant currency
•Cash flow from operations of $278 million and free cash flow1 of $230 million, driven by strong DSO performance
•Backlog1 increased $1.2 billion to $27.9 billion, up 5% year-over-year and 8% in constant currency

Fiscal Year 2022 Highlights:
•Revenue growth of 5.9% and net revenue up 10% year-over-year in constant currency
•Net earnings from continuing operations of $644 million, up 38%, and FY22 EPS of $4.98 up 60%
•Adjusted EPS of $6.93, up 10% year-over-year; $7.12 on a constant currency basis up 13%
•Adjusted EBITDA year-over-year growth of 10% to $1.4 billion and up 12% in constant currency
•Cash flow from operations of $475 million and free cash flow of $347 million, includes previously announced Legacy CH2M Matter settlement outflow of $475 million2 during Q3, $55 million tax repayment and $63 million of other items.

Jacobs' Chair and CEO Steve Demetriou commented, "We finished fiscal 2022 with strong top and bottom line performance positioning the company for continued growth in fiscal 2023. Within Jacobs and PA Consulting, our scientists, engineers and thought leaders address many of the world's most complex challenges, like partnering with NASA to launch humans into deep space, driving energy transition solutions across the globe, and delivering software defined solutions to protect the next-generation digitally enabled UK soldier. Our focus on strong values and a brand promise to continue 'Challenging today. Reinventing tomorrow' is the intangible competitive differentiator that truly makes Jacobs a company like no other."

Jacobs’ President and CFO Kevin Berryman added, “We achieved strong revenue growth and operating margin expansion during the fourth quarter, and full fiscal year 2022, driven by our determination on delivering higher value, higher margin solutions with a disciplined focus on operational excellence. We are excited about the results and building momentum of our infrastructure and advanced facilities People & Places Solutions business. Our fourth quarter cash flow was robust and full year cash flow was in-line with our expectations. Looking into fiscal 2023 and beyond, we are aligned to multiple large, growing and well-funded priorities including global infrastructure modernization, climate response, investments in critical supply chains and national security."

Financial Outlook3

1See Non-GAAP Financial Measures and Operating Metrics, and GAAP Reconciliations, beginning on page 13, for additional detail.

Given the volatility of FX rates we are providing our outlook under two FX scenarios 1) an outlook based on constant currency which provides greater insight of underlying business performance, and 2) an outlook based on recent FX rates.

Based on fiscal 2022 average FX rates, the Company's outlook for fiscal 2023 adj. EBITDA is $1,465M to $1,545M, and adj. EPS of $7.60 to $7.90, up 10% and 12% respectively at the midpoints.

Based on FX rates in early November, the Company’s outlook for fiscal 2023 adj. EBITDA is $1,400M to $1,480M and adjusted EPS of $7.20 to $7.50, both up 6% at the midpoints.

On a net revenue basis the difference between these two scenarios is approximately $430 million.

Our constant currency fiscal 2023 outlook is based off of our estimate of year-over-year FX impact to operating profit. The constant currency impact excludes the impact of year over year FX translation on other income from items such as pension costs, unrealized exchange gains and losses and income taxes.

2On April 12, 2022, the Company paid cash of AUD640 million, or approximately $475 million using mid-April 2022 exchange rates, which represents the final pre-tax settlement of Legacy CH2M Matter.
3Reconciliation of fiscal 2023 adjusted EBITDA and adjusted EPS, based on either FX rate scenario, to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2023.

Fourth Quarter Review

	Fiscal Q4 2022	Fiscal Q4 2021	Change
Revenue	$3.9 billion	$3.6 billion	$0.3 billion
Net Revenue	$3.2 billion	$3.0 billion	$0.2 billion
GAAP Net Earnings from Continuing Operations	$225 million	$45 million	$180 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$1.75	$0.34	$1.41
Adjusted Net Earnings from Continuing Operations	$231 million	$207 million	$24 million
Adjusted EPS from Continuing Operations	$1.80	$1.58	$0.22
The Company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the fourth quarter of fiscal 2022 and fiscal 2021 exclude the adjustments set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, as well as a reconciliation of net revenue to revenue, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal Q4 2022	Fiscal Q4 2021
GAAP Net Earnings from Continuing Operations and Diluted Earnings Per Share (EPS)	$225 million ($1.75 per share)	$45 million ($0.34 per share)
Adjustments for Restructuring, transaction costs and other (recoveries) charges on an after-tax basis ($(14.9) million and $4.3 million for the fiscal 2022 and 2021 periods, respectively, before income taxes).
	$(42) million ($(0.33) per diluted share)	$49 million ($0.37 per diluted share)
Other adjustments include:
(a) add-back of amortization of intangible assets of $51.7 million and $46.5 million in the 2022 and 2021 periods, respectively,
(b) the removal of $67.5 million in fair value gains and (losses) related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to ECR sale in the 2021 period,
(c) the exclusion of impacts on the Company's effective tax rates associated with revised estimates on U.S. taxation of certain foreign earnings and certain tax return filing adjustments,
(d) the removal of $(1.7) million in additional income tax expense attributable to tax rate increases in the UK during in 2021,
(e) applicable redeemable noncontrolling interests impacts for the above adjustment items and
(f) income tax expense adjustments for the above pre-tax adjustment items.
	$49 million ($0.38 per diluted share)	$114 million ($0.86 per diluted share)
Adjusted Net Earnings from Continuing Operations and Adjusted EPS from Continuing Operations	$231 million ($1.80 per diluted share)	$207 million ($1.58 per diluted share)
(note: earnings per share amounts may not add due to rounding)
The Company’s U.S. GAAP effective tax rate for continuing operations is 14% for the fiscal fourth quarter 2022 and fiscal fourth quarter 2022 adjusted earnings per share from continuing operations reflects a 20% adjusted effective tax rate.

Fiscal 2022 Review

	Fiscal 2022	Fiscal 2021	Change
Revenue	$14.9 billion	$14.1 billion	$0.8 billion
Net Revenue	$12.6 billion	$11.7 billion	$0.9 billion
GAAP Net Earnings from Continuing Operations	$644 million	$467 million	$177 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$4.98	$3.12	$1.86
Adjusted Net Earnings from Continuing Operations	$897 million	$826 million	$71 million
Adjusted EPS from Continuing Operations	$6.93	$6.29	$0.64
The Company’s adjusted net earnings and adjusted EPS for fiscal 2022 and fiscal 2021 exclude the charges and costs set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, as well as a reconciliation of net revenue to revenue, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal 2022	Fiscal 2021
GAAP Net Earnings from Continuing Operations and Diluted Earnings Per Share (EPS)	$644 million ($4.98 per share)	$467 million ($3.12 per share)
Adjustments for after-tax Restructuring, transaction costs and other charges ($185.4 million and $392.9 million for the fiscal 2022 and 2021 periods, respectively, before income taxes), comprised mainly of (i) a pre-tax $91.3 million charge related to the final settlement related to the Legacy CH2M Matter, net of previously recorded reserves and approximately $27 million in third party recoveries was recorded as receivables reducing SG&A, (ii) $78.3 for the Company's real estate impairment in the fiscal 2022 period and (iii) PA Consulting one time deal related charges, including $261 million in pre-tax compensation costs associated with the transaction and $(57.3) million, or $(0.44) per share, in EPS numerator adjustments relating to PA preference shares redemption value, which does not affect net earnings in the fiscal 2021 period.
	$118 million ($0.91 per diluted share)	$304 million ($2.76 per diluted share)
Other adjustments include:

(a) add-back of amortization of intangible assets of $198.6 million and $149.8 million in the 2022 and 2021 periods, respectively,
(b) the removal of $34.7 million in fair value gains and (losses) related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to ECR sale in the 2021 period,
(c) the removal of the fair value gains and (losses) for the Company's investment in C3.ai, Inc. ("C3") of $49.6 million in the 2021 period,
(d) the removal of $29.1 million in additional income tax expense attributable to tax rate increases in the UK during in 2021,
(e) applicable noncontrolling interests impacts for the above adjustment items and
(f) associated income tax expense adjustments for the above pre-tax adjustment items.
	$135 million ($1.04 per diluted share)	$54 million ($0.41 per diluted share)
Adjusted Net Earnings from Continuing Operations and Adjusted EPS from Continuing Operations	$897 million ($6.93 per diluted share)	$826 million ($6.29 per diluted share)
(note: earnings per share amounts may not add due to rounding)
The Company’s U.S. GAAP effective tax rate for continuing operations is 18% for the fiscal year 2022 and fiscal year 2022 adjusted earnings per share from continuing operations reflects a 21% adjusted effective tax rate.
Jacobs is hosting a conference call at 10:00 A.M. ET on Monday November 21, 2022, which will be webcast live at www.jacobs.com.

About Jacobs
At Jacobs, we’re challenging today to reinvent tomorrow by solving the world’s most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With approximately $15 billion in annual revenue and a talent force of approximately 60,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our expectations as to our future growth, prospects, financial outlook and business strategy for future fiscal years, including our expectations for our fiscal 2023 adjusted EBITDA and adjusted EPS, under different FX rate scenarios, as well as our expectations for the foreign currency translation impact on net revenue. You should not place undue reliance on these forward-looking statements. Although such statements are based on management's current estimates and expectations, and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include our ability to execute on our three-year corporate strategy, including our ability to invest in the tools needed to implement our strategy, competition from existing and future competitors in our target markets, our ability to achieve the cost-savings and synergies contemplated by our recent acquisitions within the expected time frames or to achieve them fully and to successfully integrate acquired businesses while retaining key personnel, the impact of the COVID-19 pandemic, and any resulting economic downturn on our results, prospects and opportunities, measures or restrictions imposed by governments and health officials in response to the pandemic, the timing of the award of projects and funding under the Infrastructure Investment and Jobs Act, financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans, as well as general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates, and foreign currency exchange rates, changes in capital markets, the possibility of a recession, and geopolitical events and conflicts among others. The impact of such matters includes, but is not limited to, the possible reduction in demand for certain of our product solutions and services and the delay or abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or to governmental budget constraints or changes to governmental budgetary priorities; the inability of our clients to meet their payment obligations in a timely manner or at all; potential issues and risks related to a significant portion of our employees working remotely; illness, travel restrictions and other workforce disruptions that have and could continue to negatively affect our supply chain and our ability to timely and satisfactorily complete our clients’ projects; difficulties associated with retaining and hiring additional employees; and the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of the COVID-19 pandemic on their economies and workforces and our operations therein. The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 30, 2022, and in particular the discussions contained therein under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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Financial Highlights:
Results of Operations (in thousands, except per-share data) (Quarterly data unaudited):

	For the Three Months Ended		For the Years Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Revenues	$3,881,048	$3,586,487	$14,922,825	$14,092,632
Direct cost of contracts	(3,045,367)	(2,758,723)	(11,595,785)	(11,048,860)
Gross profit	835,681	827,764	3,327,040	3,043,772
Selling, general and administrative expenses	(527,141)	(576,248)	(2,409,190)	(2,355,683)
Operating Profit	308,540	251,516	917,850	688,089
Other (Expense) Income:
Interest income	1,565	770	4,489	3,503
Interest expense	(32,695)	(19,926)	(100,246)	(72,714)
Miscellaneous income (expense), net	2,452	(61,981)	54,254	76,724
Total other (expense) income, net	(28,678)	(81,137)	(41,503)	7,513
Earnings From Continuing Operations Before Taxes	279,862	170,379	876,347	695,602
Income Tax Expense from Continuing Operations	(39,358)	(99,344)	(160,903)	(274,781)
Net Earnings of the Group from Continuing Operations	240,504	71,035	715,444	420,821
Net Earnings (Loss) of the Group from Discontinued Operations	544	(1,682)	(32)	10,008
Net Earnings of the Group	241,048	69,353	715,412	430,829
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(8,502)	(9,847)	(36,788)	(39,213)
Net (Earnings) Loss Attributable to Redeemable Noncontrolling interests	(7,339)	(16,362)	(34,585)	85,414
Net Earnings Attributable to Jacobs from Continuing Operations	224,663	44,826	644,071	467,022
Net Earnings Attributable to Jacobs	$225,207	$43,144	$644,039	$477,030
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.76	$0.34	$5.01	$3.15
Basic Net (Loss) Earnings from Discontinued Operations Per Share	$—	$(0.01)	$—	$0.08
Basic Earnings Per Share	$1.76	$0.33	$5.01	$3.22
Diluted Net Earnings from Continuing Operations Per Share	$1.75	$0.34	$4.98	$3.12
Diluted Net (Loss) Earnings from Discontinued Operations Per Share	$—	$(0.01)	$—	$0.08
Diluted Earnings Per Share	$1.75	$0.33	$4.98	$3.20

Segment Information (in thousands) (Quarterly data and Non-GAAP unaudited):

	For the Three Months Ended		For the Years Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Revenues from External Customers:
Critical Mission Solutions	$1,387,702	$1,264,102	$5,233,629	$5,087,052
People & Places Solutions	2,238,994	2,049,091	8,569,900	8,378,179
Pass Through Revenue	(647,265)	(544,435)	(2,318,732)	(2,381,785)
People & Places Solutions Net Revenue	$1,591,729	$1,504,656	$6,251,168	$5,996,394
PA Consulting	$254,352	$273,294	$1,119,296	$627,401
Total Revenue	$3,881,048	$3,586,487	$14,922,825	$14,092,632
Net Revenue	$3,233,783	$3,042,052	$12,604,093	$11,710,847

	For the Three Months Ended		For the Years Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Segment Operating Profit:
Critical Mission Solutions	$95,343	$115,028	$424,385	$447,161
People & Places Solutions (1)	230,681	176,726	823,564	780,380
PA Consulting	49,375	66,363	232,225	151,071
Total Segment Operating Profit	375,399	358,117	1,480,174	1,378,612
Other Corporate Expenses (2)	(79,961)	(101,932)	(364,440)	(340,129)
Restructuring, Other and Recoveries (Charges) (3)	13,102	(4,669)	(197,884)	(350,394)
Total U.S. GAAP Operating Profit	308,540	251,516	917,850	688,089
Total Other (Expense) Income, Net (4)	(28,678)	(81,137)	(41,503)	7,513
Earnings from Continuing Operations Before Taxes	$279,862	$170,379	$876,347	$695,602

(1)Includes $19.5 million, net, in charges related to a legal settlement for the three-month period and year ended October 1, 2021.
(2)Other corporate expenses includes intangibles amortization of $51.7 million and $46.5 million for the three-month periods ended September 30, 2022 and October 1, 2021, respectively, and $198.6 million and $149.8 million for the years ended September 30, 2022 and October 1, 2021, respectively.
(3)Included in the year ended September 30, 2022 is $91.3 million pre-tax related to the final settlement of the Legacy CH2M Matter, net of previously recorded reserves, approximately $27 million in third party recoveries was recorded as receivables reducing SG&A, and $78.3 million of real estate impairment charges. Included in the year ended October 1, 2021 is $297.8 million of costs incurred in connection with the investment in PA Consulting, in part classified as compensation costs.
(4)The year ended September 30, 2022 included a $13.9 million gain related to a cost method investment sold during the period and a gain of $8.7 million related to lease terminations. The three-month period and year ended October 1, 2021 included $(67.5) million and $34.7 million, respectively, in fair value adjustments related to our investment in Worley stock (net of Worley stock dividends) and certain foreign currency revaluations relating to the ECR sale. The year ended October 1, 2021 included $49.6 million in fair value adjustments related to our investment in C3 stock, both of these investments sold in fiscal 2021. The year ended October 1, 2021 also included $38.6 million related to impairment of our AWE ML investment. Additionally, the increase in net interest expense year over year is primarily due to the higher levels of debt outstanding due to the funding of the StreetLight and BlackLynx acquisitions and increased borrowings associated with the payment of the Legacy CH2M Matter settlement in the current year, in addition to higher interest rates.

Balance Sheet (in thousands):

	September 30, 2022	October 1, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$1,140,479	$1,014,249
Receivables and contract assets	3,405,381	3,101,418
Prepaid expenses and other	176,134	176,228
Total current assets	4,721,994	4,291,895
Property, Equipment and Improvements, net	346,676	353,117
Other Noncurrent Assets:
Goodwill	7,184,658	7,197,000
Intangibles, net	1,394,052	1,565,758
Deferred income tax assets	31,480	103,193
Operating lease right-of-use assets	476,913	650,097
Miscellaneous	504,646	471,549
Total other noncurrent assets	9,591,749	9,987,597
	$14,660,419	$14,632,609
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$50,415	$53,456
Accounts payable	966,792	908,441
Accrued liabilities	1,441,762	1,533,559
Operating lease liability	150,171	172,414
Contract liabilities	641,705	542,054
Total current liabilities	3,250,845	3,209,924
Long-term debt	3,357,256	2,839,933
Liabilities relating to defined benefit pension and retirement plans	271,332	418,080
Deferred income tax liabilities	269,077	214,380
Long-term operating lease liability	607,447	758,358
Other deferred liabilities	167,548	559,375
Commitments and Contingencies
Redeemable Noncontrolling Interests	632,522	657,722
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 127,393,378 shares and 128,892,540 shares as of September 30, 2022 and October 1, 2021, respectively	127,393	128,893
Additional paid-in capital	2,682,009	2,590,012
Retained earnings	4,225,784	4,015,578
Accumulated other comprehensive loss	(975,130)	(794,442)
Total Jacobs stockholders’ equity	6,060,056	5,940,041
Noncontrolling interests	44,336	34,796
Total Group stockholders’ equity	6,104,392	5,974,837
	$14,660,419	$14,632,609

Cash Flows (in thousands) (Quarterly data unaudited)

	For the Three Months Ended		For the Years Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Cash Flows from Operating Activities:
Net earnings attributable to the Group	$241,048	$69,353	$715,412	$430,829
Adjustments to reconcile net earnings to net cash flows provided by operations:
Depreciation and amortization:
Property, equipment and improvements	24,533	26,540	102,454	101,024
Intangible assets	51,713	46,468	198,602	149,776
Gain on sale of ECR business	—	—	—	(15,608)
Loss (Gain) on investment in equity securities	—	80,820	(13,862)	(71,325)
Stock based compensation	11,678	14,702	53,383	56,221
Equity in earnings of operating ventures, net of return on capital distributions	4,069	7,680	18,291	10,941
(Gain) loss on disposals of assets, net	82	254	(4,680)	1,003
Impairment of equity method investment and other long term assets	3,707	502	78,292	40,640
Loss on pension and retiree medical plan changes	123	2,783	123	2,783
Deferred income taxes	49,702	75,204	111,846	113,623
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets, net of contract liabilities	(153,340)	10,162	(267,947)	242,154
Prepaid expenses and other current assets	(28,957)	(40,402)	6	6,800
Miscellaneous other assets	(5,388)	8,186	113,850	116,097
Accounts payable	32,980	(14,766)	87,402	(165,502)
Income taxes payable	4,428	(40,100)	(70,258)	20,961
Accrued liabilities	41,146	(32,472)	(552,036)	(252,305)
Other deferred liabilities	862	(18,930)	(73,697)	(63,915)
Other, net	(846)	6,720	(22,472)	2,079
Net cash provided by operating activities	277,540	202,704	474,709	726,276
Cash Flows from Investing Activities:
Additions to property and equipment	(47,562)	(27,144)	(127,615)	(92,814)
Disposals of property and equipment and other assets	106	6	9,392	474
Capital contributions to equity investees, net of return of capital distributions	269	(823)	3,025	(5,016)
Acquisitions of businesses, net of cash acquired	—	—	(437,083)	(1,741,062)
Disposals of investment in equity securities	—	369,294	13,862	421,315
Payments related to sales of businesses	—	—	—	36,360
Net cash (used for) provided by investing activities	(47,187)	341,333	(538,419)	(1,380,743)
Cash Flows from Financing Activities:
Net (repayments of) proceeds from borrowings	(80,176)	(203,414)	718,975	1,220,440
Debt issuance costs	—	—	—	(2,747)
Proceeds from issuances of common stock	10,047	8,362	51,034	38,077
Common stock repurchases	(31,217)	(249,999)	(281,926)	(274,948)
Taxes paid on vested restricted stock	(13)	(71)	(28,587)	(25,867)
Cash dividends to shareholders	(29,360)	(27,387)	(115,948)	(107,188)
Net dividends associated with noncontrolling interests	(10,879)	(8,701)	(26,982)	(48,784)
Repurchase of redeemable noncontrolling interests	—	—	(46,074)	—
Proceeds from issuances of redeemable noncontrolling interests	4	—	49,742	—
Net cash (used for) provided by financing activities	(141,594)	(481,210)	320,234	798,983
Effect of Exchange Rate Changes	(48,973)	(14,983)	(128,892)	19,635
Net Increase in Cash and Cash Equivalents and Restricted Cash	39,786	47,844	127,632	164,151
Cash and Cash Equivalents, including Restricted Cash, at the Beginning of the Period	1,114,421	978,731	1,026,575	862,424
Cash and Cash Equivalents, including Restricted Cash, at the End of the Period	$1,154,207	$1,026,575	$1,154,207	$1,026,575
See the accompanying Notes to Consolidated Financial Statements.

Backlog (in millions):

Unaudited	September 30, 2022	October 1, 2021
Critical Mission Solutions	$10,561	$10,589
People & Places Solutions	17,032	15,738
PA Consulting	269	304
Total	$27,862	$26,631

Non-GAAP Financial Measures and Operating Metrics:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted EBITDA, adjusted EBITDA outlook, adjusted EPS outlook, expected foreign currency translation to impact on fiscal year 2023 revenue, adjusted EBITDA and adjusted EPS, free cash flow, and adjusted effective tax rate.

Net revenue is calculated excluding pass through revenue of the Company’s People & Places Solutions segment from the Company’s revenue from continuing operations.

Adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by (i) excluding recoveries, costs and other charges associated with restructuring activities implemented in connection with the acquisitions of CH2M, John Wood Group nuclear business, Buffalo Group, BlackLynx, StreetLight, the strategic investment in PA Consulting, the sale of the ECR business and other related cost reduction initiatives, which included involuntary terminations, costs associated with co-locating offices of acquired companies, separating physical locations of ECR and continuing operations, professional services and personnel costs, amounts relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, including the final settlement charges relating to the Legacy CH2M Matter, net of previously recorded reserves; (ii) excluding the costs and other charges associated with our Focus 2023 transformation initiatives, which included costs and charges associated with the re-scaling and repurposing of physical office space, employee separations, contractual termination fees and related expenses (the amounts referred in (i) and (ii) are collectively referred to as the “Restructuring, transaction costs and other (recoveries)” or "Restructuring, transaction costs and other charges"); (iii) excluding transaction costs and other charges incurred in connection with the acquisitions of Buffalo Group, BlackLynx and StreetLight and the strategic investment in PA Consulting, including advisor fees, change in control payments, and the impact of the quarterly adjustment to the estimated future payout of contingent consideration to the sellers in connection with certain acquisitions; certain consideration amounts for PA Consulting that were required to be treated as post-completion compensation expense given retention related requirements applicable to the distribution of such funds to PA Consulting employees, and impacts resulting from the non-cash purchase accounting adjustment related to the investment in PA Consulting to reflect a change in the preliminary purchase price allocation for the redeemable non-controlling interests, certain equity based compensation expenses associated with PA Consulting's benefit programs; and similar transaction costs and expenses (collectively referred to as “transaction costs”); (iv) adding back amortization of intangible assets; (v) the removal of fair value adjustments and dividend income related to the Company’s investments in Worley and C3 stock and certain foreign currency revaluations relating to ECR sale proceeds; (vi) excluding charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with tax rate increases in the United Kingdom during fiscal 2021; (vii) charges associated with the impairment of our AWE ML investment; (viii) charges to interest expense associated with one-time deal related bank fees; (ix) certain non-routine income tax adjustments for the purposes of calculating the Company's annual non-GAAP effective tax rate to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to the Company's operating performance in other periods; and (x) other income tax adjustments associated with the pre-tax income adjustments above. Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

Free cash flow is calculated using the reported statement of cash flows, provided from operations less additions to property and equipment.

Adjusted EBITDA is calculated by adding income tax expense, depreciation expense and adjusted interest expense, and deducting interest income from adjusted net earnings from continuing operations.

Adjusted interest expense excludes one-time fees related on our debt facilities that are included in our interest expense under GAAP.

Cash conversion is the ratio of cash flow from operations to GAAP net earnings from continuing operations.

Certain percentage changes are quantified on a constant currency basis, which provides information assuming that foreign currency exchange rates have not changed between the prior and current periods. For purposes of constant currency calculations, we use the prior period average exchange rates as applied to the current period adjusted amounts. The constant currency impact on the fourth quarter and fiscal year 2022 adjusted EPS from continuing operations is calculated by applying the FX rates from the prior period to operating profit and utilizing our adjusted income tax rate and fully diluted share count. The constant currency impact on the fourth quarter and fiscal year 2022 adjusted EBITDA results is calculated by applying the FX rates from the prior period to operating profit.

We believe that the measures listed above are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

This press release also contains certain operating metrics which management believes are useful in evaluating the Company's performance. We regularly monitor these operating metrics to evaluate our business, identify trends affecting our business, and make strategic decisions. Revenue Backlog is the total dollar amount of revenues we expect to record in the future as a result of performing work under contracts that have been awarded to us.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP net earnings and EPS from continuing operations to the corresponding "adjusted" amount and revenue from continuing operations to net revenue. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not add across due to rounding). Reconciliation of adjusted EPS and adjusted EBITDA outlook for fiscal 2023, under either FX rate scenario, to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation. See footnote 3 on page 3 for additional information.

U.S. GAAP Reconciliation for the fourth quarter of fiscal 2022 and 2021

	Three Months Ended
	September 30, 2022
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$3,881,048	$—	$—	$3,881,048
Pass through revenue	—	—	(647,265)	(647,265)
Net revenue	3,881,048	—	(647,265)	3,233,783
Direct cost of contracts	(3,045,367)	1,630	647,265	(2,396,472)
Gross profit	835,681	1,630	—	837,311
Selling, general and administrative expenses	(527,141)	(14,732)	51,713	(490,160)
Operating Profit	308,540	(13,102)	51,713	347,151
Total other expense, net	(28,678)	(1,810)	—	(30,488)
Earnings from Continuing Operations Before Taxes	279,862	(14,912)	51,713	316,663
Income Tax (Expense) Benefit for Continuing Operations	(39,358)	(26,347)	2,251	(63,454)
Net Earnings of the Group from Continuing Operations	240,504	(41,259)	53,964	253,209
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(8,502)	—	—	(8,502)
Net (Earnings) Loss Attributable to Redeemable Noncontrolling interests	(7,339)	(1,087)	(5,221)	(13,647)
Net Earnings attributable to Jacobs from Continuing Operations	224,663	(42,346)	48,743	231,060
Net Earnings attributable to Discontinued Operations	544	—	—	544
Net Earnings attributable to Jacobs	$225,207	$(42,346)	$48,743	$231,604
Diluted Net Earnings from Continuing Operations Per Share	$1.75	$(0.33)	$0.38	$1.80
Diluted Net (Loss) Earnings from Discontinued Operations Per Share	$—	$—	$—	$—
Diluted Earnings Per Share	$1.75	$(0.33)	$0.38	$1.80
Operating Profit Margin	7.9%			10.7%

(1)Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation and acquisition related programs.
(2)Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $647.3 million, (b) the removal of amortization of intangible assets of $51.7 million, (c) applicable redeemable noncontrolling interests impacts for the above adjustment items and (d) income tax expense adjustments for the above pre-tax adjustment items.

	Three Months Ended
	October 1, 2021
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$3,586,487	$—	$—	$3,586,487
Pass through revenue	—	—	(544,435)	(544,435)
Net revenue	3,586,487	—	(544,435)	3,042,052
Direct cost of contracts	(2,758,723)	(274)	544,435	(2,214,562)
Gross profit	827,764	(274)	—	827,490
Selling, general and administrative expenses	(576,248)	4,943	46,467	(524,838)
Operating Profit	251,516	4,669	46,467	302,652
Total other (expense) income, net	(81,137)	(323)	67,515	(13,945)
Earnings from Continuing Operations Before Taxes	170,379	4,346	113,982	288,707
Income Tax Expense for Continuing Operations	(99,344)	36,127	5,958	(57,259)
Net Earnings of the Group from Continuing Operations	71,035	40,473	119,940	231,448
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(9,847)	—	—	(9,847)
Net (Earnings) Loss Attributable to Redeemable Noncontrolling Interests	(16,362)	8,234	(6,326)	(14,454)
Net Earnings from Continuing Operations attributable to Jacobs	44,826	48,707	113,614	207,147
Net Loss attributable to Discontinued Operations	(1,682)	—	—	(1,682)
Net Earnings attributable to Jacobs	$43,144	$48,707	$113,614	$205,465
Diluted Net Earnings from Continuing Operations Per Share	$0.34	$0.37	$0.86	$1.58
Diluted Net Earnings from Discontinued Operations Per Share	$(0.01)	$—	$—	$(0.01)
Diluted Earnings Per Share	$0.33	$0.37	$0.86	$1.56
Operating Profit Margin	7.0%			9.9%

(1)Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation and acquisition related programs.
(2)Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $544.4 million, (b) the removal of amortization of intangible assets of $46.5 million, (c) the removal of $(67.5) million in fair value gains and (losses) related to our investment in Worley stock and certain foreign currency revaluations relating to ECR sale, (d) the removal of $(1.7) million additional income tax expense attributable to tax rate increases in the UK during 2021, (e) applicable redeemable noncontrolling interests impacts for the above adjustment items and (f) income tax expense adjustments for the above pre-tax adjustment items.

U.S. GAAP Reconciliation for fiscal years 2022 and 2021

	For the Year Ended
	September 30, 2022
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$14,922,825	$—	$—	$14,922,825
Pass through revenue	—	—	(2,318,732)	(2,318,732)
Net revenue	14,922,825	—	(2,318,732)	12,604,093
Direct cost of contracts	(11,595,785)	1,633	2,318,732	(9,275,420)
Gross profit	3,327,040	1,633	—	3,328,673
Selling, general and administrative expenses	(2,409,190)	196,251	198,602	(2,014,337)
Operating Profit	917,850	197,884	198,602	1,314,336
Total other (expense) income, net	(41,503)	(12,492)	5	(53,990)
Earnings from Continuing Operations Before Taxes	876,347	185,392	198,607	1,260,346
Income Tax Expense for Continuing Operations	(160,903)	(65,888)	(41,442)	(268,233)
Net Earnings of the Group from Continuing Operations	715,444	119,504	157,165	992,113
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(36,788)	—	—	(36,788)
Net Earnings Attributable to Redeemable Noncontrolling interests	(34,585)	(1,511)	(22,065)	(58,161)
Net Earnings attributable to Jacobs from Continuing Operations	644,071	117,993	135,100	897,164
Net Loss attributable to Discontinued Operations	(32)	—	—	(32)
Net Earnings attributable to Jacobs	$644,039	$117,993	$135,100	$897,132
Diluted Net Earnings from Continuing Operations Per Share	$4.98	$0.91	$1.04	$6.93
Diluted Net Earnings from Discontinued Operations Per Share	$—	$—	$—	$—
Diluted Earnings Per Share	$4.98	$0.91	$1.04	$6.93
Operating Profit Margin	6.2%			10.4%

(1)Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation initiatives and acquisition related programs, including $91.3 million pre-tax related to the final settlement of the Legacy CH2M Matter, net of previously recorded reserves, approximately $27 million in third party recoveries was recorded as receivables reducing SG&A, and $78.3 million for the Company's real estate impairment.
(2)Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $2.3 billion, (b) the removal of amortization of intangible assets of $198.6 million, (c) applicable redeemable noncontrolling interests impacts for the above adjustment items and (d) income tax expense adjustments for the above pre-tax adjustment items.

	For the Year Ended
	October 1, 2021
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$14,092,632	$—	$—	$14,092,632
Pass through revenue	—	—	(2,381,785)	(2,381,785)
Net revenue	14,092,632	—	(2,381,785)	11,710,847
Direct cost of contracts	(11,048,860)	9	2,381,785	(8,667,066)
Gross profit	3,043,772	9	—	3,043,781
Selling, general and administrative expenses	(2,355,683)	350,385	149,749	(1,855,549)
Operating Profit	688,089	350,394	149,749	1,188,232
Total other expense, net	7,513	42,549	(84,477)	(34,415)
Earnings from Continuing Operations Before Taxes	695,602	392,943	65,272	1,153,817
Income Tax Expense for Continuing Operations	(274,781)	6,729	16,144	(251,908)
Net Earnings of the Group from Continuing Operations	420,821	399,672	81,416	901,909
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(39,213)	—	—	(39,213)
Net Loss (Earnings) Attributable to Redeemable Noncontrolling Interests	85,414	(95,246)	(27,307)	(37,139)
Net Earnings attributable to Jacobs from Continuing Operations	467,022	304,426	54,109	825,557
Net Earnings attributable to Discontinued Operations	10,008		—	10,008
Net Earnings attributable to Jacobs	$477,030	$304,426	$54,109	$835,565
Preferred Redeemable Noncontrolling interests redemption value adjustment	(57,307)	57,307	$—	—
Net earnings from continuing operations allocated to common stock for EPS calculation	$409,715	$361,733	$54,109	$825,557
Diluted Net Earnings from Continuing Operations Per Share	$3.12	$2.76	$0.41	$6.29
Diluted Net Earnings from Discontinued Operations Per Share	$0.08	$—	$—	$0.08
Diluted Earnings Per Share	$3.20	$2.76	$0.41	$6.37
Operating Profit Margin	4.9%			10.1%

(1)Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation initiatives and acquisition related programs, impairment charges relating to our investment in AWE ML, along with pre-tax $297.8 million in PA Consulting deal related costs and applicable redeemable noncontrolling interests impacts for the above adjustment items. Also includes $(57.3) million or $(0.44) per share in EPS numerator adjustments relating to the PA preference shares redemption value, which does not affect net earnings.
(2)Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $2.4 billion, (b) the removal of amortization of intangible assets of $149.8 million, (c) the removal of $34.7 million in fair value gains and (losses) related to our investment in Worley stock and certain foreign currency revaluations relating to ECR sale, (d) the removal of the fair value gains and (losses) of the Company's investment in C3 of $49.6 million, (e) the removal of $29.1 million additional income tax expense attributable to tax rate increases in the UK during 2021, (f) associated noncontrolling interest impacts for the above adjustment items and (g) income tax expense adjustments for the above pre-tax adjustment items.

Reconciliation of Adjusted EBITDA (in thousands):

	Three Months Ended		Twelve Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Adj Net earnings from Continuing Operations	$231,060	$207,147	$897,164	$825,557
Adj. Income Tax Expense for Continuing Operations	(63,454)	(57,259)	(268,233)	(251,908)
Adj. Net earnings from Continuing Operations attributable to Jacobs before income taxes	294,514	264,406	1,165,397	1,077,465
Depreciation expense	24,533	26,540	102,454	101,024
Interest income	(1,565)	(770)	(4,489)	(3,503)
Adj. Interest expense (1)	32,695	19,926	100,246	68,714
Adjusted EBITDA	$350,177	$310,102	$1,363,608	$1,243,700

(1) Year ended October 1, 2021 has been adjusted to exclude one-time PA Consulting deal related finance costs of $4.0 million.

Reconciliation of Free Cash Flow (in thousands):

	Three Months Ended		Twelve Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net cash provided by operating activities	$277,540	$202,704	$474,709	$726,276
Additions to property and equipment	(47,562)	(27,144)	(127,615)	(92,814)
Free cash flow	$229,978	$175,560	$347,094	$633,462

Reconciliation from GAAP to non-GAAP constant currency Net Revenue

	Three Months Ended			Twelve Months Ended
(in thousands)	September 30, 2022	October 1, 2021	% Change	September 30, 2022	October 1, 2021	% Change
Total Net Revenue
Net Revenue	$3,233,783	$3,042,052	6.3%	$12,604,093	$11,710,847	7.6%
Exchange rate effect	143,931			292,727
Constant currency Net Revenue	$3,377,714		11.0%	$12,896,820		10.1%

Reconciliation from non-GAAP Adjusted EPS from Continuing Operations to non-GAAP constant currency Adjusted EPS from Continuing Operations

	Three Months Ended			Twelve Months Ended
	September 30, 2022	October 1, 2021	% Change	September 30, 2022	October 1, 2021	% Change
Total Adjusted EPS from Continuing Operations (1)
Adjusted EPS from Continuing Operations	$1.80	$1.58	13.9%	$6.93	$6.29	10.2%
Exchange rate effect	0.07			0.19
Constant currency Adjusted EPS from Continuing Operations	$1.87		18.4%	$7.12		13.2%

Reconciliation from GAAP to non-GAAP constant currency Adjusted EBITDA

	Three Months Ended			Twelve Months Ended
(in thousands)	September 30, 2022	October 1, 2021	% Change	September 30, 2022	October 1, 2021	% Change
Total Adjusted EBITDA
Adjusted EBITDA	$350,177	$310,102	12.9%	$1,363,608	$1,243,700	9.6%
Exchange rate effect	11,627			30,357
Constant currency Adjusted EBITDA	$361,804		16.7%	$1,393,965		12.1%

Reconciliation from GAAP to non-GAAP constant currency Backlog

(in thousands)	September 30, 2022	October 1, 2021	% Change
Total Backlog
Backlog	$27,862,061	$26,629,753	4.6%
Exchange rate effect		(720,006)
Constant currency Backlog		$25,909,747	7.5%

Earnings Per Share (in thousands):

	For the Three Months Ended		For the Years Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Numerator for Basic and Diluted EPS:
Net earnings attributable to Jacobs from continuing operations	$224,663	$44,826	$644,071	$467,022
Preferred Redeemable Noncontrolling interests redemption value adjustment	—	—	—	(57,307)
Net earnings from continuing operations allocated to common stock for EPS calculation	$224,663	$44,826	$644,071	$409,715

Net earnings (loss) from discontinued operations allocated to common stock for EPS calculation	$544	$(1,682)	$(32)	$10,008

Net earnings allocated to common stock for EPS calculation	$225,207	$43,144	$644,039	$419,723

Denominator for Basic and Diluted EPS:
Weighted average basic shares	127,759	130,162	128,665	130,194
Shares allocated to participating securities	—	—	—	—

Shares used for calculating basic EPS attributable to common stock	127,759	130,162	128,665	130,194

Effect of dilutive securities:
Stock compensation plans	818	1,200	780	1,080
Shares used for calculating diluted EPS attributable to common stock	128,577	131,362	129,445	131,274

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.76	$0.34	$5.01	$3.15
Basic Net Earnings from Discontinued Operations Per Share	$—	$(0.01)	$—	$0.08
Basic Earnings Per Share:	$1.76	$0.33	$5.01	$3.22
Diluted Net Earnings from Continuing Operations Per Share	$1.75	$0.34	$4.98	$3.12
Diluted Net Earnings from Discontinued Operations Per Share	$—	$(0.01)	$—	$0.08
Diluted Earnings Per Share:	$1.75	$0.33	$4.98	$3.20

For additional information contact:

Investors:
Jonathan Doros
jonathan.doros@jacobs.com

Media:
Louise White, 469-724-0810
louise.white@jacobs.com

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